UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: November 13, 2021

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Acquisition

On November 13, 2021, a subsidiary of Sun Communities, Inc. (the “Company”) entered into a purchase agreement and a warranty deed (collectively, the “Acquisition Agreements”) with Tiger VI Investment S.à r.l. and certain individuals (collectively, the “Sellers”) and Tiger VI Financing S.à r.l. to purchase all of the outstanding equity of Tiger Topco 1 Limited (together with its subsidiaries, “Park Holidays”), which owns, operates and manages holiday communities in the United Kingdom (the “Acquisition”).

Park Holidays is the second largest owner and operator of holiday communities in the United Kingdom, with 40 owned and operated communities and an additional two managed communities. The majority of the communities are located in highly desirable seaside locations, in the South of England within a short drive of London and other affluent Southern United Kingdom cities. Park Holidays primarily rents sites for owner-occupied vacation homes on annual contracts, as well as sells vacation homes to new customers.

The Acquisition values Park Holidays at an enterprise value of £950 million (or approximately $1.3 billion). The Sellers will receive consideration in the form of (i) the Company’s issuance of 173,482 shares (the “Rollover Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), with an agreed value as of the execution of the Acquisition Agreements of approximately £25 million (or approximately $34 million) to certain individual Sellers who are also members of Park Holidays’ senior management (collectively, the “Management Sellers”), which represents 25% of the aggregate Acquisition consideration payable to such Management Sellers, and (ii) the remainder of the consideration will be paid in cash. The cash consideration payable to the Sellers is subject to certain adjustments.

In connection with the Acquisition, the Company has obtained transaction insurance under which it will have £100 million of coverage for breaches of certain representations and warranties given on behalf of the Sellers in connection with the Acquisition, subject to deductibles and certain other terms and conditions.

The Company anticipates that the closing of the Acquisition will occur in the first quarter of 2022. The consummation of the Acquisition is subject to a required regulatory approval. There can be no assurances as to the actual closing or timing of the closing.

The foregoing description of the Acquisition and the Acquisition Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Acquisition Agreements which are attached hereto as Exhibits 2.1 and 2.2, the terms of which are incorporated by reference herein.

Potential Bridge Loan

On November 13, 2021, the Company entered into a commitment letter with Citigroup Global Markets Inc. (“Citigroup”), pursuant to which, and subject to the terms and conditions set forth therein (including the closing of the Acquisition), Citigroup (on behalf of its affiliates) committed to lend the Company up to £950 million (to be funded in British pounds) under a new senior unsecured bridge loan (the “Bridge Loan”). If the Company enters into the Bridge Loan, the proceeds of the Bridge Loan will be used to finance a portion of the cash consideration payable for the Acquisition. The Bridge Loan is contemplated to have a 364-day term. Indebtedness under the Bridge Loan will bear interest at a floating rate based on a spread adjusted Sterling Overnight Index Average rate, plus a margin to be determined based on the Company’s credit ratings calculated in accordance with the definitive Bridge Loan documents, which can range from 0.800% to 1.600%. The closing of the Bridge Loan is subject to, among other things, the completion of the Acquisition, the negotiation and execution of definitive documentation acceptable to the parties and closing contingencies. As a result, there can be no assurances as to the actual closing or the timing of the closing of the Bridge Loan.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Rollover Shares set forth in Item 1.01 above is hereby incorporated into this Item 3.02. If the closing of the Acquisition occurs, the Company will issue the Rollover Shares to certain of the Management Sellers as consideration for the Acquisition. The issuance of the Rollover Shares will be made in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D and/or Regulation S, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On November 15, 2021, the Company issued a press release announcing the execution of the Acquisition, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure. A copy of a presentation providing certain information regarding the Acquisition is attached hereto as Exhibit 99.2 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure. Additionally, the Company has posted the presentation on its website at www.suncommunities.com under the Investor Relations section.

The information contained and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (the “Current Report”), including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains various “forward-looking statements” within the meaning of the Securities Act and the Exchange Act and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this filing that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as “forecasts,” “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “scheduled,” “guidance”, “target” and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the Company’s other filings with the SEC from time to time, such risks and uncertainties include but are not limited to:

•	outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;

•	changes in general economic conditions, the real estate industry, and the markets in which the Company operates;

•	difficulties in the Company’s ability to evaluate, finance, complete and integrate acquisitions (including the acquisition of Park Holidays), developments and expansions successfully;

•	the Company’s liquidity and refinancing demands;

•	the Company’s ability to obtain or refinance maturing debt;

•	the Company’s ability to maintain compliance with covenants contained in its debt facilities and its senior unsecured notes;

•	availability of capital;

•	changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, the Australian dollar and the British pound;

•	the Company’s ability to maintain rental rates and occupancy levels;

•	the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	increases in interest rates and operating costs, including insurance premiums and real property taxes;

•	risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;

•	general volatility of the capital markets and the market price of shares of the Company’s capital stock;

•	the Company’s ability to maintain its status as a REIT;

•	changes in real estate and zoning laws and regulations;

•	legislative or regulatory changes, including changes to laws governing the taxation of REITs;

•	litigation, judgments or settlements;

•	competitive market forces;

•	the ability of purchasers of manufactured homes and boats to obtain financing; and

•	the level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this filing, whether as a result of new information, future events, changes in the Company’s expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1*	Agreement for the Sale and Purchase of the Entire Issued Share Capital of Tiger Topco 1 Limited, dated November 13, 2021, by and among SCI Bidco Limited, Tiger VI Investment S.à r.l., the individual sellers named therein and Tiger VI Financing S.à r.l.

2.2*	Management Warranty Deed, dated November 13, 2021, by and among SCI Bidco Limited and the warrantors named therein

99.1	Press release dated November 15, 2021

99.2	Presentation

*

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K because such schedules and exhibits do not contain information which is material to an investment decision or which is not otherwise disclosed in the filed agreements. The Company will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: November 15, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer